Exhibit 10.2

Summary of 2011 and 2012 Cash and Equity Incentive Programs

Cash Incentive Programs
The Company's Compensation Committee established for the Executive Officers the 2011 Cash Incentive Program and the 2012 Cash Incentive Program (the “Cash Incentive Program”), pursuant to the Cash Incentive Plan. The Cash Incentive Programs permit the Company to grant “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code, thereby preserving the Company's ability to receive federal income tax deductions for those awards to the extent that they in fact comply with that Code section. All award payments under the 2011 Cash Incentive Program will be paid in cash and, if payable under the 2012 Cash Incentive Program, award payments are expected to be paid in cash.
The key performance goal under the Cash Incentive Program is the Company earning net income within or above a specified range (the “Eligibility Range”). If the Company's net income in applicable fiscal year is below the Eligibility Range, an award payment cannot be authorized under the applicable Cash Incentive Program. If the Company's net income is within the Eligibility Range, the percentage of the award target which the Executive Officers are eligible to earn increases as net income increases, up to 100% of the award target. If the Company's net income is at or above the highest level of net income within the Eligibility Range, each Executive Officer is eligible to earn his maximum award target.
The Company earning net income within or above the Eligibility Range is the only performance goal under the Cash Incentive Program for Mr. Black. With respect to the Executive Vice Presidents, the following “personal” goals may also be considered and utilized by the Compensation Committee in its exercise of negative discretion to reduce the amount of an award that would otherwise have been payable at any particular level of net income achieved by the Company: (a) the participant receiving an overall job performance rating of “Effective” or better (the equivalent of 3 out of 5); (b) the participant complying with the Company's Code of Conduct, Associate Handbook and other rules, regulations and policies and not engaging in any dishonest acts or other acts that are or may be detrimental to customers, fellow associates or the Company; and (c) the participant achieving specific goals for departmental or individual performance.
For the 2011 Cash Incentive Program, the Eligibility Range for Mr. Black was $85.5 million to $94.1 million of net income and the Eligibility Range for the Executive Vice Presidents was $88.5 million to $95.3 million of net income. If the Company earns net income below the low end of the applicable Eligibility Range, the Executive Officer would not receive an award payment under this program. At $85.5 million of net income, Mr. Black would have been eligible to receive up to 60% of his base salary; at $88.5 million of net income, each Executive Vice President would have been eligible to receive up to 10% of his base salary. At or above $94.1 million of net income, Mr. Black was eligible to receive up to approximately 151.6% of his base salary; at or above $95.3 million of net income, each of the Executive Vice Presidents was eligible to receive up to 65% of their respective base salaries. Between the low and high ends of the Eligibility Ranges, the percentage of base salary which each participant would have been eligible to receive increased as net income increased.
For the 2012 Cash Incentive Program, the Eligibility Range for Mr. Black is $97.5 million to $107.3 million of net income and the Eligibility Range for the Executive Vice Presidents is $100.9 million to $108.7 million of net income. If the Company earns net income below the low end of the applicable Eligibility Range, the Executive Officer will not receive an award payment under this program. At $97.5 million of net income, Mr. Black will be eligible to receive up to 60% of his base salary; at $100.9 million of net income, each Executive Vice President will each be eligible to receive up to 10% of his base salary. At or above $107.3 million of net income, Mr. Black will be eligible to receive up to approximately 151.6% of his base salary; at or above $108.7 million of net income, each of the Executive Vice Presidents will be eligible to receive up to 65% of their respective base salaries. Between the low and high ends of the Eligibility Ranges, the percentage of base salary which each participant will be eligible to receive will increase as net income increases.
Equity Incentive Programs
The Company's Compensation Committee established for the Executive Officers the 2011 Equity Incentive Program and the 2012 Equity Incentive Program (the “Equity Incentive Program”) pursuant to the Equity Incentive Plan. The Equity Incentive Programs permit the Company to grant “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code, thereby preserving the Company's ability to receive federal income tax deductions for those awards to the extent that they in fact comply with that Code section. Award payments under the 2011 Equity Incentive Program will be paid in Performance RSUs and, if payable under the 2012 Equity Incentive Program, award payments are expected to be paid in Performance RSUs.
The performance goals under the Equity Incentive Program are qualitatively the same as the performance goals under the respective Cash Incentive Program, i.e. such goals are based upon the Company earning net income within or above an

Eligibility Range for the applicable fiscal years and, with respect to the Executive Vice Presidents, personal goals as set forth above under the “Incentive Programs-Cash Incentive Program.” However, the levels of net income within the Eligibility Ranges for the Equity Incentive Programs are higher than those established under the Cash Incentive Programs.
If the Company's net income is below the Eligibility Range for the applicable year's Equity Incentive Program, no Performance RSUs can be earned under the applicable program. If the Company's net income is within the Eligibility Range, the number of Performance RSUs which the Executive Officers are eligible to earn increases as net income increases, up to 100% of the award target. If the Company's net income is at or above the highest level of net income within the Eligibility Range, each Executive Officer is eligible to earn his maximum award target.
For the 2011 Equity Incentive Program, the Compensation Committee established for Mr. Black an Eligibility Range of $87.2 million to $94.1 million of net income and for the Executive Vice Presidents an Eligibility Range of $94.5 million to $96.2 million of net income. If the Company earns net income below the low end of the Eligibility Range, the applicable participant would not have earned Performance RSUs under this program. At $87.2 million of net income, Mr. Black would have been eligible to earn up to a value of $178,675 of Performance RSUs; at $94.5 million of net income, each of the Executive Vice Presidents would have been eligible to earn up to a value of $50,000 of Performance RSUs. At or above $94.1 million of net income, Mr. Black was eligible to earn up to a value of $1,965,425 of Performance RSUs; at or above $96.2 million of net income, each of the Executive Vice Presidents was eligible to earn up to a value of $150,000 of Performance RSUs. Between the low and high ends of the Eligibility Ranges, the value of Performance RSUs which each participant would have been eligible to earn will increases as net income increased. The “value” of the Performance RSUs, and the number of Performance RSUs to be granted, was determined by reference to the closing price of the Company's stock on March 29, 2011.
For the 2012 Equity Incentive Program, the Compensation Committee established for Mr. Black an Eligibility Range of $99.5 million to $107.3 million of net income and for the Executive Vice Presidents an Eligibility Range of $107.7 million to $109.7 million of net income. If the Company earns net income below the low end of the Eligibility Range, the applicable participant cannot earn Performance RSUs under this program. At $99.5 million of net income, Mr. Black will be eligible to earn up to a value of $178,675 of Performance RSUs; at $107.7 million of net income, each of the Executive Vice Presidents will be eligible to earn up to a value of $50,000 of Performance RSUs. At or above $107.3 million of net income, Mr. Black will be eligible to earn up to a value of $1,965,425 of Performance RSUs; at or above $109.7 million of net income, each of the Executive Vice Presidents will be eligible to earn up to a value of $150,000 of Performance RSUs. Between the low and high ends of the Eligibility Ranges, the value of Performance RSUs which each participant will be eligible to earn will increase as net income increases. The “value” of the Performance RSUs, and the number of Performance RSUs to be granted, will be determined by reference to the closing price of the Company's stock on March 27, 2012.
2011 Supplemental Equity Incentive Program
The Company's Compensation Committee established for the Executive Officers the 2011 Supplemental Equity Incentive Program pursuant to the Equity Incentive Plan for fiscal year 2011. The 2011 Supplemental Equity Incentive Program permits the Company to grant “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code, thereby preserving the Company's ability to receive federal income tax deductions for those awards to the extent that they in fact comply with that Code section. If payable under the 2011 Supplemental Equity Incentive Program, award payments would have been paid in Performance RSUs.
The 2011 Supplemental Equity Incentive Program granted to each of the Executive Officers the opportunity to earn a stated maximum number of Performance RSUs, subject to the Company earning at least $102.6 million of net income in fiscal 2011 (the “Supplemental 2011 Goal”). The grants were made on the terms and subject to the conditions provided in the Equity Incentive Plan and in each Executive Officer's Performance Restricted Stock Unit Award Agreement. Pursuant to such agreements, (i) Mr. Black could have earned up to a maximum of 5,131 Performance RSUs ($250,000) and (ii) each Executive Vice President could have earned up to a maximum of 2,052 Performance RSUs ($100,000). As the Company did not satisfy the Supplemental 2011 Goal, no Performance RSUs were payable under the 2011 Supplemental Equity Incentive Program.
Negative Discretion
For each of the Incentive Programs (i.e., the Cash Incentive Programs and the Equity Incentive Programs), the Compensation Committee may exercise negative discretion to reduce the amount of a cash award that otherwise would have been payable to, or to reduce the number of Performance RSUs that would otherwise have been earned by, an Executive Officer at any particular level of net income achieved by the Company, even if the Company's net income is within or above the applicable Eligibility Range or level. In deciding whether, and to what extent, to pay a cash award to, or to certify the earning of Performance RSUs by, an Executive Vice President, an important factor which may be considered by the Compensation Committee in exercising its negative discretion is Mr. Black's evaluation of the individual performance of each Executive Vice President. Generally, Mr. Black makes his recommendation based upon his evaluation of the Executive Vice President's individual contributions to the performance of the Company and such other factors as he may deem relevant. The final determination of the amount of a cash award that will be paid to, or the number of Performance RSUs that will be earned by, each Executive Officer is made by the Compensation Committee; however, the Compensation Committee may not increase the cash award payable to, or the number of Performance RSUs which will be earned by, an Executive Officer above the amount or number that is otherwise applicable at any particular level of net income achieved by the Company.